As filed with the Securities and Exchange Commission on March 27, 2007

Registration No. 333 -141164

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAZZ PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	05-0563787
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel R. Saks, M.D.

Chief Executive Officer

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Suzanne Sawochka Hooper, Esq. John M. Geschke, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Carol A. Gamble, Esq. Philip J. Honerkamp, Esq. Jazz Pharmaceuticals, Inc. 3180 Porter Drive Palo Alto, CA 94304 (650) 496-3777	Bruce K. Dallas, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-141164) of Jazz Pharmaceuticals, Inc. is being filed solely for the purpose of (a) amending “Part II—Item 16. Exhibits and Financial Statement Schedules” and “Part II—Exhibit Index” and (b) filing herewith Exhibits 10.30 through 10.53, the omitted portions of which have been filed separately with the Securities and Exchange Commission in connection with the request for confidential treatment of such omitted portions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the NASDAQ Global Market filing fee.

	Amount to be Paid
SEC registration fee		$5,296
NASD filing fee		17,750
NASDAQ Global Market initial listing fee		150,000
Blue sky qualification fees and expenses		15,000
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		20,000
Miscellaneous expenses		*

Total	$	*

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our third amended and restated certificate of incorporation and our amended and restated bylaws, each of which will become effective upon the closing of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our third amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Jazz Pharmaceuticals or any of its affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to us or our stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Messrs. Clammer, Michelson and Momtazee are further insured by liability insurance that has been purchased by Kohlberg Kravis Roberts & Co. L.P. on their behalf for any excess liabilities that are not covered by our liability insurance. Mr. Colella is insured by liability insurance purchased on his behalf by, and indemnified pursuant to the governing agreements of, Versant Ventures for his service on our board of directors.

We plan to enter into an underwriting agreement that provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us since our inception through January 31, 2007.

(1)	Since our inception through January 31, 2007, we have granted options under our 2003 Stock Equity Incentive Plan, to purchase 18,810,045 shares of common stock to employees and directors, having exercise prices ranging from $.10 to $4.09 per share. Of these, options to purchase 463,924 shares of common stock have been exercised for aggregate consideration of $52,536.02, at exercise prices ranging from $.10 to $1.36 per share. As of January 31, 2007, we have cancelled options to purchase 773,347 shares of common stock.

(2)	On March 20, 2003, we issued and sold an aggregate of 3,960,000 shares of common stock to two of our executive officers for aggregate consideration of $9,108.

(3)	On March 31, 2003, we issued and sold 815,000 shares of common stock to one of our executive officers for aggregate consideration of $1,874.50.

(4)	On April 18, 2003, we issued and sold 300,000 shares of common stock to one of our executive officers for aggregate consideration of $1,500.

(5)	On April 23, 2003, we issued and sold 330,000 shares of common stock to one of our executive officers for aggregate consideration of $3,300.

(6)	On April 30, 2003, we issued and sold an aggregate of 2,150,000 shares of Series A preferred stock to a total of six accredited investors for aggregate consideration of $2,150,000.

(7)	On August 29, 2003, we issued and sold an aggregate of 5,000,000 shares of Series A preferred stock to a total of five accredited investors for aggregate consideration of $5,000,000.

(8)	On October 30, 2003, we issued and sold 660,000 shares of common stock to one of our executive officers for aggregate consideration of $66,000.

(9)	On January 9, 2004, we issued and sold an aggregate of 232,500 shares of common stock to one of our executive officers for aggregate consideration of $23,250.

(10)	On January 14, 2004, we issued and sold an aggregate of 7,850,000 shares of Series A preferred stock to a total of five accredited investors for aggregate consideration of $7,850,000.

(11)	On February 18, 2004, we issued and sold an aggregate of 17,307,128 shares of Series B preferred stock to a total of thirty-one accredited investors for aggregate consideration of $23,599,999.74.

(12)	On February 18, 2004, we issued and sold an aggregate of 19,067,175 shares of Series B Prime preferred stock to a total of two institutional and accredited investors for aggregate consideration of $25,999,999.83.

(13)	On April 6, 2004, we issued and sold an aggregate of 293,341 shares of Series B preferred stock to a total of two accredited investors for aggregate consideration of $399,999.79.

(14)	On September 24, 2004, we issued and sold an aggregate of 146,671 shares of common stock to one of our directors for aggregate consideration of $200,000.58.

(15)	On June 20, 2005, we issued and sold an aggregate of 35,200,937 shares of Series B preferred stock to a total of thirty-four accredited investors for aggregate consideration of $47,999,997.69.

(16)	On June 20, 2005, we issued and sold an aggregate of 38,134,351 shares of Series B Prime preferred stock to a total of two accredited investors for aggregate consideration of $52,000,001.02.

(17)

On June 24, 2005, in connection with the issuance of our senior secured notes in the aggregate principal amount of $80,000,000, we issued and sold warrants to purchase an aggregate of 8,695,652 shares of Series BB preferred stock to a total of eight accredited investors. Pursuant to the terms of the agreement governing the issuance of the senior secured notes and warrants, the aggregate consideration allocated to the warrants was $5,360,000.00.

(18)	On January 26, 2006, we issued and sold an aggregate of 12,320,326 shares of Series B preferred stock to a total of thirty-two accredited investors for aggregate consideration of $16,799,996.53.

(19)	On January 26, 2006, we issued and sold an aggregate of 13,347,023 shares of Series B Prime preferred stock to a total of two accredited investors for aggregate consideration of $18,200,000.56.

(20)	On December 14, 2006, we issued and sold an aggregate of 22,880,598 shares of Series B preferred stock to a total of thirty-two institutional and accredited investors for aggregate consideration of $31,199,983.44.

(21)	On December 14, 2006, we issued and sold an aggregate of 24,787,326 shares of Series B Prime preferred stock to a total of two institutional and accredited investors for aggregate consideration of $33,799,997.74.

The offers, sales and issuances of the securities described in Item 15(1) were exempt from registration under the Securities Act under Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees or directors and received the securities under our 2003 Equity Incentive Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment or business relationships, to information about us.

The offers, sales, and issuances of the securities described in Items 15(2) through 15(21) were exempt from registration under the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document

1.1†	Form of Underwriting Agreement.

2.1*	Agreement and Plan of Merger dated as of April 18, 2005, by and among the Registrant, Twist Merger Sub, Inc. and Orphan Medical, Inc.

3.1*	Second Amended and Restated Certificate of Incorporation of the Registrant, currently in effect.

3.2†	Form of Third Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering.

3.3*	Amended and Restated Bylaws of the Registrant, currently in effect.

3.4†	Form of Amended and Restated Bylaws of the Registrant to be effective upon the closing of this offering.

4.1	Reference is made to exhibits 3.1 through 3.4.

4.2†	Specimen Common Stock Certificate.

4.3+*	Second Amended and Restated Investor Rights Agreement, dated as of June 24, 2005, by and between the Registrant and the other parties named therein.

4.4*	Senior Secured Note and Warrant Purchase Agreement, dated as of June 24, 2005, by and among the Registrant, Twist Merger Sub, Inc. and the Purchasers.

Exhibit Number	Description of Document

4.5*	Form of Senior Secured Note of the Registrant.

4.6*	Form of Series BB Preferred Stock Warrant of the Registrant.

5.1†	Opinion of Cooley Godward Kronish LLP.

10.1+*	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.2+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Bruce Cozadd.

10.3+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Samuel Saks.

10.4+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Robert Myers.

10.5+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Matthew Fust.

10.6+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Carol Gamble.

10.7+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Janne Wissel.

10.8+*	Stock Purchase Agreement, dated as of September 24, 2004, by and between the Registrant and Alan Sebulsky.

10.9+*	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Bruce Cozadd.

10.10+*	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Bruce Cozadd.

10.11+*	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce Cozadd.

10.12+*	Common Stock Purchase Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce Cozadd.

10.13+*	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Samuel Saks.

10.14+*	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Samuel Saks.

10.15+*	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Samuel Saks.

10.16+*	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Robert Myers.

10.17+*	Amendment No. 1 to Amended and Restated Stock Purchase Agreement, dated as of December 18, 2003, by and between the Registrant and Robert Myers.

10.18+*	Common Stock Purchase Agreement, dated as of January 9, 2004, by and between the Registrant and Robert Myers.

10.19+*	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Matthew Fust.

10.20+*	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Carol Gamble.

Exhibit Number	Description of Document

10.21+†	2003 Equity Incentive Plan, as amended.

10.22+†	Form of Stock Option Agreement and Form of Option Grant Notice under the 2003 Equity Incentive Plan.

10.23+†	2007 Equity Incentive Plan.

10.24+†	Form of Option Agreement and Form of Option Grant Notice under the 2007 Equity Incentive Plan.

10.25+†	2007 Non-Employee Directors Stock Option Plan.

10.26+†	Form of Stock Option Agreement and Form of Option Grant Notice under the 2007 Non-Employee Directors Stock Option Plan.

10.27+†	2007 Employee Stock Purchase Plan.

10.28+†	Form of 2007 Employee Stock Purchase Plan Offering Document.

10.29+*	Jazz Pharmaceuticals, Inc. Cash Bonus Plan.

10.30#	Asset Purchase Agreement, dated as of October 4, 2004, by and among the Registrant, Glaxo Group Limited and SmithKline Beecham Corporation dba GlaxoSmithKline.

10.31#	Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of November 6, 1996, by and between Orphan Medical, Inc. and Lonza, Inc.

10.32#	Amendment No. 1 to Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of February 7, 2005, by and between Orphan Medical, Inc. and Lonza, Inc.

10.33#	Amended and Restated Services Agreement, dated as of May 31, 2005, by and between Orphan Medical, Inc. and Express Scripts Specialty Distribution Services, Inc.

10.34#	Consent and Addendum to Amended and Restated Master Services Agreement, dated as of June 1, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.

10.35#	Addendum No. 2 to Amended and Restated Master Services Agreement, dated as of June 22, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.

10.36#	Addendum No. 3 to Amended and Restated Master Services Agreement, dated as of August 17, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.

10.37#	Xyrem Supply Agreement, dated as of June 30, 2000, by and between Orphan Medical, Inc. and Catalytica Pharmaceuticals, Inc.

10.38#	Letter Amendment No. 1, dated as of November 9, 2000, by and between Orphan Medical, Inc. and Catalytica Pharmaceuticals, Inc.

10.39#	Amendment No. 2 to the Xyrem Supply Agreement, dated as of August 19, 2002, by and between Orphan Medical, Inc. and DSM Pharmaceuticals, Inc. (formerly Catalytica Pharmaceuticals, Inc.).

10.40#	Amendment No. 3 to the Xyrem Supply Agreement, dated as of March 21, 2005, by and between Orphan Medical, Inc. and DSM Pharmaceuticals, Inc. (formerly Catalytica Pharmaceuticals, Inc.).

10.41#	Amended and Restated Xyrem License and Distribution Agreement, dated as of June 30, 2006, by and between the Registrant and UCB Pharma Limited.

10.42#	License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.

Exhibit Number	Description of Document

10.43#	Supply Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.

10.44#	Trademark License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.

10.45	Assignment, Assumption and Consent, dated as of January 31, 2007, by and among the Registrant, Solvay Pharmaceuticals, Inc and Elan Pharma International Limited.

10.46#	License Agreement, dated as of December 22, 1997, by and between Solvay Pharmaceuticals, Inc and Elan Corporation plc.

10.47#	Amendment to License Agreement, dated as of March 1, 1999, by and between Solvay Pharmaceuticals, Inc and Elan Corporation plc.

10.48#	Letter Amendment No. 2 to License Agreement, dated April 13, 2000, by and between Solvay Pharmaceuticals, Inc and Elan Pharmaceutical Technologies.

10.49#	Amendment Agreement No. 3 to License Agreement, dated as of November 7, 2006, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation plc.

10.50#	Xyrem Manufacturing Services and Supply Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.

10.51#	Quality Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.

10.52	Commercial Lease, dated as of June 2, 2004, by and between the Registrant and The Board of Trustees of the Leland Stanford Junior University.

10.53	Sublease Agreement, dated as of February 25, 2007, by and between Xerox Corporation and the Registrant.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Auditors.

23.3†	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see page II-10 to the Registration Statement on Form S-1 (File No. 333-141164) filed with the SEC on March 9, 2007).

*	Previously filed.
†	To be filed by amendment.
+	Indicates management contract or compensatory plan.
#	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

(b) Financial Statement Schedules.    The following financial statement schedule is included herewith:

Schedule II

Valuation and Qualifying Accounts

(In thousands)

	Balance at beginning of period	Additions(3)	Additions charged to costs and expenses(4)	Deductions	Balance at end of period
For the year ended December 31, 2006
Allowance for doubtful accounts(1)	$25	$—	$28	$(3)	$50
Allowance for sales discounts(1)	71	—	880	(857)	94
Allowance for chargebacks(1)	26	—	212	(233)	5
Allowance for customer rebates(1)	—	—	44	(26)	18
Allowance for wholesaler fees(1)	153	—	203	(325)	31
Allowance for government rebates(2)	88	—	229	(254)	63

For the year ended December 31, 2005
Allowance for doubtful accounts(1)	$—	$25	$14	$(14)	$25
Allowance for sales discounts(1)	—	62	381	(372)	71
Allowance for chargebacks(1)	—	25	57	(56)	26
Allowance for customer rebates(1)	—	—	—	—	—
Allowance for wholesaler fees(2)	—	134	64	(45)	153
Allowance for government rebates(2)	—	115	135	(162)	88

For the year ended December 31, 2004
Allowance for doubtful accounts	$—	$—	$—	$—	$—
Allowance for sales discounts	—	—	—	—	—
Allowance for chargebacks	—	—	—	—	—
Allowance for customer rebates	—	—	—	—	—
Allowance for wholesaler fees	—	—	—	—	—
Allowance for government rebates	—	—	—	—	—

Notes

(1)	shown as a reduction of accounts receivable
(2)	included in accrued liabilities
(3)	amounts represent the liabilities assumed as a result of the acquisition of Orphan Medical, Inc. on June 24, 2005
(4)	all charges except doubtful accounts are reflected as a reduction of revenue

All other schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 27th day of March, 2007.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ SAMUEL R. SAKS, M.D.
Samuel R. Saks, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SAMUEL R. SAKS, M.D. Samuel R. Saks, M.D.	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 27, 2007

/s/ MATTHEW K. FUST Matthew K. Fust	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	March 27, 2007

* Adam H. Clammer	Director	March 27, 2007

* Samuel D. Colella	Director	March 27, 2007

* Bruce C. Cozadd	Director	March 27, 2007

* Bryan C. Cressey	Director	March 27, 2007

* Michael W. Michelson	Director	March 27, 2007

* James C. Momtazee	Director	March 27, 2007

* Kenneth W. O’Keefe	Director	March 27, 2007

* Alan M. Sebulsky	Director	March 27, 2007

* James B. Tananbaum, M.D.	Director	March 27, 2007

*By:	/s/ MATTHEW K. FUST Matthew K. Fust Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1†	Form of Underwriting Agreement.

2.1*	Agreement and Plan of Merger dated as of April 18, 2005, by and among the Registrant, Twist Merger Sub, Inc. and Orphan Medical, Inc.

3.1*	Second Amended and Restated Certificate of Incorporation of the Registrant, currently in effect.

3.2†	Form of Third Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering.

3.3*	Amended and Restated Bylaws of the Registrant, currently in effect.

3.4†	Form of Amended and Restated Bylaws of the Registrant to be effective upon the closing of this offering.

4.1	Reference is made to exhibits 3.1 through 3.4.

4.2†	Specimen Common Stock Certificate.

4.3+*	Second Amended and Restated Investor Rights Agreement, dated as of June 24, 2005, by and between the Registrant and the other parties named therein.

4.4*	Senior Secured Note and Warrant Purchase Agreement, dated as of June 24, 2005, by and among the Registrant, Twist Merger Sub, Inc. and the Purchasers.

4.5*	Form of Senior Secured Note of the Registrant.

4.6*	Form of Series BB Preferred Stock Warrant of the Registrant.

5.1†	Opinion of Cooley Godward Kronish LLP.

10.1+*	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.2+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Bruce Cozadd.

10.3+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Samuel Saks.

10.4+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Robert Myers.

10.5+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Matthew Fust.

10.6+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Carol Gamble.

10.7+*	Employment Agreement, dated as of February 18, 2004, by and between the Registrant and Janne Wissel.

10.8+*	Stock Purchase Agreement, dated as of September 24, 2004, by and between the Registrant and Alan Sebulsky.

10.9+*	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Bruce Cozadd.

10.10+*	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Bruce Cozadd.

10.11+*	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce Cozadd.

10.12+*	Common Stock Purchase Agreement, dated as of October 30, 2003, by and between the Registrant and Bruce Cozadd.

Exhibit Number	Description of Document

10.13+*	Common Stock Purchase Agreement, dated as of March 20, 2003, by and between the Registrant and Samuel Saks.

10.14+*	Stock Restriction Agreement, dated as of April 30, 2003, by and between the Registrant and Samuel Saks.

10.15+*	Amendment to Stock Restriction Agreement, dated as of October 30, 2003, by and between the Registrant and Samuel Saks.

10.16+*	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Robert Myers.

10.17+*	Amendment No. 1 to Amended and Restated Stock Purchase Agreement, dated as of December 18, 2003, by and between the Registrant and Robert Myers.

10.18+*	Common Stock Purchase Agreement, dated as of January 9, 2004, by and between the Registrant and Robert Myers.

10.19+*	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Matthew Fust.

10.20+*	Amended and Restated Stock Purchase Agreement, dated as of April 30, 2003, by and between the Registrant and Carol Gamble.

10.21+†	2003 Equity Incentive Plan, as amended.

10.22+†	Form of Stock Option Agreement and Form of Option Grant Notice under the 2003 Equity Incentive Plan.

10.23+†	2007 Equity Incentive Plan.

10.24+†	Form of Option Agreement and Form of Option Grant Notice under the 2007 Equity Incentive Plan.

10.25+†	2007 Non-Employee Directors Stock Option Plan.

10.26+†	Form of Stock Option Agreement and Form of Option Grant Notice under the 2007 Non-Employee Directors Stock Option Plan.

10.27+†	2007 Employee Stock Purchase Plan.

10.28+†	Form of 2007 Employee Stock Purchase Plan Offering Document.

10.29+*	Jazz Pharmaceuticals, Inc. Cash Bonus Plan.

10.30#	Asset Purchase Agreement, dated as of October 4, 2004, by and among the Registrant, Glaxo Group Limited and SmithKline Beecham Corporation dba GlaxoSmithKline.

10.31#	Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of November 6, 1996, by and between Orphan Medical, Inc. and Lonza, Inc.

10.32#	Amendment No. 1 to Sodium Gamma Hydroxybutyrate Development and Supply Agreement, dated as of February 7, 2005, by and between Orphan Medical, Inc. and Lonza, Inc.

10.33#	Amended and Restated Services Agreement, dated as of May 31, 2005, by and between Orphan Medical, Inc. and Express Scripts Specialty Distribution Services, Inc.

10.34#	Consent and Addendum to Amended and Restated Master Services Agreement, dated as of June 1, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.

10.35#	Addendum No. 2 to Amended and Restated Master Services Agreement, dated as of June 22, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.

10.36#	Addendum No. 3 to Amended and Restated Master Services Agreement, dated as of August 17, 2006, by and between the Registrant and Express Scripts Specialty Distribution Services, Inc.

Exhibit Number	Description of Document

10.37#	Xyrem Supply Agreement, dated as of June 30, 2000, by and between Orphan Medical, Inc. and Catalytica Pharmaceuticals, Inc.

10.38#	Letter Amendment No. 1, dated as of November 9, 2000, by and between Orphan Medical, Inc. and Catalytica Pharmaceuticals, Inc.

10.39#	Amendment No. 2 to the Xyrem Supply Agreement, dated as of August 19, 2002, by and between Orphan Medical, Inc. and DSM Pharmaceuticals, Inc. (formerly Catalytica Pharmaceuticals, Inc.).

10.40#	Amendment No. 3 to the Xyrem Supply Agreement, dated as of March 21, 2005, by and between Orphan Medical, Inc. and DSM Pharmaceuticals, Inc. (formerly Catalytica Pharmaceuticals, Inc.).

10.41#	Amended and Restated Xyrem License and Distribution Agreement, dated as of June 30, 2006, by and between the Registrant and UCB Pharma Limited.

10.42#	License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.

10.43#	Supply Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.

10.44#	Trademark License Agreement, dated as of January 31, 2007, by and between the Registrant and Solvay Pharmaceuticals, Inc.

10.45	Assignment, Assumption and Consent, dated as of January 31, 2007, by and among the Registrant, Solvay Pharmaceuticals, Inc and Elan Pharma International Limited.

10.46#	License Agreement, dated as of December 22, 1997, by and between Solvay Pharmaceuticals, Inc and Elan Corporation plc.

10.47#	Amendment to License Agreement, dated as of March 1, 1999, by and between Solvay Pharmaceuticals, Inc and Elan Corporation plc.

10.48#	Letter Amendment No. 2 to License Agreement, dated April 13, 2000, by and between Solvay Pharmaceuticals, Inc and Elan Pharmaceutical Technologies.

10.49#	Amendment Agreement No. 3 to License Agreement, dated as of November 7, 2006, by and between Solvay Pharmaceuticals, Inc. and Elan Corporation, plc.

10.50#	Xyrem Manufacturing Services and Supply Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.

10.51#	Quality Agreement, dated as of March 13, 2007, by and between the Registrant and Patheon Pharmaceuticals, Inc.

10.52	Commercial Lease, dated as of June 2, 2004, by and between the Registrant and The Board of Trustees of the Leland Stanford Junior University.

10.53	Sublease Agreement, dated as of February 25, 2007, by and between Xerox Corporation and the Registrant.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Auditors.

23.3†	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see page II-10 to the Registration Statement on Form S-1 (File No. 333-141164) filed with the SEC on March 9, 2007).

*	Previously filed.
†	To be filed by amendment.
+	Indicates management contract or compensatory plan.
#	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.